FINDER'S FEE AGREEMENT

THIS AGREEMENT made effective the 25th day of June, 1999.

BETWEEN:
                          BIRCH MOUNTAIN RESOURCES LTD.
                       Suite 3100, 205 - 5thth Avenue S.W.
                            Calgary, Alberta, T2P 2V7
                               (the "Corporation")

                                     - and -

                         AMERICAN PRECIOUS METALS, INC.
                           260 Garibaldi Avenue, Lodi
                                New Jersey, 07046
                                 (the "Finder")

     WHEREAS the Finder has introduced the Corporation to several individuals or companies purporting to have methods to accurately determine the precious metal content of materials supplied by the Corporation:

     AND WHEREAS the Finder is not an insider nor an associate of an insider of the Corporation, nor a control person of the Corporation, as those terms are defined in the Securities Act (Alberta), nor will it become an insider, an associate of an insider or a control person of the Corporation upon the payment of the Fee (as hereinafter defined);

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties. hereto agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

 1.1 For the purposes of this Agreement, including the recitals and any amendment hereto, the following~owing words and phrases shall have the following meanings:



 1. "Agreement" means this agreement,all schedules hereto and any amendment thereof from time to time;


 2. "Assay Procedure" means a proprietary assay or analytical procedure that is used by the Corporation and approved by the Exchange;
 c.      "Exchange" means The Alberta Stock Exchange;

 4. "Parties" means each of the Corporation and the Finder and "Party" means either one of them;

 5. "Third Party" means: (i) an individual, (ii) a partnership, (iii) a corporation, (iv) an incorporated or unincorporated association, (v) an incorporated or unincorporated syndicate or.. (vi). another incorporated or unincorporated organization that is introduced directly by the Finder to the Corporation, and, without limiting the generality of the foregoing, excludes the persons and companies listed in Schedule "B" to this Agreement.

 1.2 The headings of the Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

 1.3 Words importing the singular number only shall include the plural and vice versa and words of gender shall entail all genders, including the neuter gender and words importing persons shall include companies, corporations, partnerships, syndicates, trusts and any number or aggregate of persons.

                                   ARTICLE II
                                 ACKNOWLEDGMENTS

 2.1 The Finder acknowledges that the Corporation is continuing to deal with individuals, partnerships, corporations, incorporated or unincorporated associations, incorporated or unincorporated syndicates or other incorporated or unincorporated organizations who are not a third Party who are investigating assay and production development methods.

 2.2 The Finder further acknowledges that the Corporation will be under no obligation to pay a Fee to the Finder for an Assay Procedure of a party other than a Third Party.

                                   ARTICLE Ill
                             PAYMENT OF FINDER'S FEE

 3.1 In consideration of the Finder introducing the Corporation to a Third Party or Parties which have or are instrumental in developing an Assay Procedure, the Corporation shall pay the Finder the Fee.


 3.2     The Fee shall be equal to:

         500,000 common shares in the capital of the Corporation or such lessor number as may be permitted under the policies of the Exchange,

         which shall be issued to the Finder on the following conditions:

 70% of the Fee (350,000 common shares) shall be issued to Finder in consideration of introductions to Third Parties who have materially advanced the research and or development of the Corporation in its own efforts to develop an Assay Procedure including the acquisition of data and complementary processes previously unknown to the Corporation or proprietary to such Third Party; and

 30% of the Fee (150,000 common shares) shall be issued to the Finder upon a Proprietary Assay Procedure reliably confirming concentrations of precious metals in Birch Mountain's Athabasca Project rock equal to or greater than 1 gram per tonne, the validity of which concentration is verified by the Corporation, to its sole satisfaction, at a laboratory of its choice, and if applicable, the negotiation of a satisfactory commercial arrangement with the Third Party owner of the Assay Procedure on terms consistent with industry practice and standards; or

 c. 30% of the Fee (150,000 common shares) shall be issued to the Finder upon the President of the Corporation, Douglas Rowe, determining, in Rowe's sole and exclusive discretion, that the introductions of the Party have substantially and materially contributed to the development by the Corporation of a Proprietary Assay Procedure conforming with the provisions of sub-paragraph b. above. For greater certainty, substantial and material contribution must be such that without such contribution the Corporation would not have been able to develop a Proprietary Assay Procedure.

 3.3 Notwithstanding the foregoing, the payment of the Fee to the Finder is also subject to the issuance of common shares to the Finder being exempt from the prospectus and registration requirements of the applicable securities laws, and to approval by the Exchange, by all other regulatory bodies having jurisdiction and by the shareholders of the Corporation, if required.

                                   ARTICLE IV
                                     NOTICES

 4.1 Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been given or made when delivered at the addresses of the relevant party set forth below or such other address as a party may stipulate in writing:

         to the Corporation at:                       To the Finder at:

         3100, 205 - 5th Avenue S.W.                  260 Garibaldi Avenue
         Calgary, Alberta                             Lodi, New Jersey
         T2P 2V7                                      07644
         Attention:  President                        Attention:    President

                                    ARTICLE V
                                     GENERAL

 5.1 All information relating to this Agreement shall be treated as confidential and no public disclosure by either party will be made without the prior approval of the provider of such information, except disclosure required to be made to any regulatory authority, including the Exchange, the Alberta Securities Commission and the British Columbia Securities Commission.

 5.2 Each party shall be responsible for the payment of all their respective legal fees incurred in connection with this Agreement.

 5.3 Each party hereto will execute and deliver all documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

 5.4 Time shall be of the essence with respect to the terms and conditions 6f this Agreement.

 5.5 If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

 5.6 It is understood that the terms and conditions of this Agreement supercede any previous verbal or written agreement between the Finder and the Corporation and there exist no other representations, covenants or agreements as between the Finder and the Corporation whatsoever.

 5.7 This Agreement may be executed in several counterparts and may be represented by facsimile, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

 5.8 This Agreement shall be construed and interpreted, and the rights and obligations of the parties .arising hereunder governed, by me laws: of the Province of Alberta. The parties agr6e that the Court of Alberta shall have exclusive jurisdiction over any dispute, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

 5.9 The execution and delivery of this Agreement by the Corporation and by the Finder is subject to approval of the board of directors of both parties and all necessary regulatory approvals. The Corporation agrees to use it best efforts to obtain or cause to be obtained all necessary regulatory approvals for this Agreement.

     All the terms and provisions of this Agreement shall be binding upon, shall enure to the benefit of, and shall be enforceable by and against the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF the parties hereby have executed this Finder's Fee Agreement effective as of the date first above written as witnessed by their signatures.


BIRCH MOUNTAIN RESOURCES LTD.               AMERICAN PRECIOUS METALS, INC.


Per:/s/ Douglas Rowe                        Per:/s/ Jack Wagenti
    ----------------                            ----------------
        Douglas Rowe, President                     Jack Wagenti, President